KUTAK ROCK LLP

                                   SUITE 2800
                             777 SEVENTEENTH STREET

                           DENVER, COLORADO 50202-3328

                                  303-297-2400
                             FACSIMILE 303-292-7799

                                WWW.KUTAKROCK.COM

                                 March 8, 2001


First Investors Management Company, Inc.
95 Wall Street
New York, Near York 10005-4297

         Re:      First Investors Multi-State Insured Tax Free Fund

Dear Sir/Madam:


         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                Very truly yours,

                                /s/ KUTAK ROCK LLP